UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2007

SEQUIAM CORPORATION
(Exact name of registrant as specified in its charter)

California 333-45678 33-0875030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Sunport Lane, Orlando, Florida	32809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 541-0773

____________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in response to Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On June 18, 2007, Sequiam Corporation (the “Company”) received written notice (the “Notice”) from Biometrics Investors, LLC (“Biometrics”) that the Company violated the subordination agreement, dated March 30, 2007, by and among Mark Mroczkowski, Nick VandenBrekel and Biometrics (the “Subordination Agreement”) as a result of paying a debt owed to Mr. VandenBrekel that was classified as a “Junior Liability”.  According to the Notice, the Company’s violation of the Subordination Agreement constituted an event of default under Section 14(b) of that certain loan agreement, dated March 30, 2007, between the Company and Biometrics (the “Loan Agreement”), unless cured by the Company within the 30 days curative period following the date of the Notice.

On June 21, 2007, the Company received an additional written notice (the “Additional Notice”) from Biometrics stating that Biometrics will refrain from enforcing its rights under the Loan Agreement with respect to the defaults that were identified in the Notice for so long as Mr. VandenBrekel is in full compliance with the terms of the agreement described below.

On June 20, 2007, Nick VandenBrekel and Biometrics entered into an Agreement (the “Agreement”) providing that Mr. VandenBrekel will purchase 100% of Biometrics for a purchase price equal to Biometrics’ out of pocket investment plus accrued interest, all transaction costs, and all expenses incurred by Biometrics related to its investment in the Company (the “Purchase Price”). The Agreement also stated that closing is to be no later than August 20, 2007 (the “Closing Date”) and that from June 20, 2007 to the Closing Date, Mr. VandenBrekel will provide 100% of the working capital needed by the Company as determined by Biometrics.

On August 15, 2007 Nick VandenBrekel acquired 100% of Biometrics. Immediately subsequent to the acquisition of Biometrics by Mr. VandenBrekel, he sold it to an unrelated third party.

Concurrent with the acquisition Biometrics: (a) waived the event of default described in the Notice, (b) modified the Loan Agreement to waive the requirement for bank account control agreements and (c) modified the Loan Agreement to provide that no interest shall accrue on the indebtedness evidenced by the Term A Loan for the period commencing on August 15, 2007 through the date of repayment. These events were memorialized by Biometrics and the Company as follows:

•	Waiver of Default under Loan Agreement dated as of March 30, 2007, between Sequiam Corporation and Biometrics Investors, LLC, dated August 15, 2007;

•	Modification of Loan Agreement dated as of March 30, 2007, between Sequiam Corporation and Biometrics Investors, LLC, dated August 15, 2007; and

•	Modification of Loan Agreement dated as of March 30, 2007, between Sequiam Corporation and Biometrics Investors, LLC, dated August 15, 2007.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not Applicable

               (b)           Pro Forma Financial Information.

                     Not Applicable

               (c)           Shell Company Transactions.

Not Applicable

(d)           Exhibits.

                   NumberDescription

10.1	Waiver of Default under Loan Agreement dated as of March 30, 2007, between Sequiam Corporation and Biometrics Investors, LLC, dated August 15, 2007
10.2	Modification of Loan Agreement dated as of March 30, 2007, between Sequiam Corporation and Biometrics Investors, LLC, dated August 15, 2007
10.3	Modification of Loan Agreement dated as of March 30, 2007, between Sequiam Corporation and Biometrics Investors, LLC, dated August 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION
(Registrant)

Date: August 17, 2007
By: /s/ Mark L. Mroczkowski
Mark L. Mroczkowski
Executive Vice President and Chief Financial Officer